As filed with the Securities and Exchange Commission on August 13, 2012
 Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

CELSION CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
___________________

Delaware	52-1256615
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

997 Lenox Drive, Suite 100
Lawrenceville, NJ 08648
(Address, Including Zip Code, of Principal Executive Offices)
___________________

CELSION CORPORATION
2007 STOCK INCENTIVE PLAN
 (Full Title of the Plan)
___________________

Michael H. Tardugno
President and Chief Executive Officer
Celsion Corporation
997 Lenox Drive, Suite 100
Lawrenceville, NJ 08648
(609) 896-9100
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Sam Zucker, Esq..
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California  94025
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐                                                      Accelerated filer ☐

Non-accelerated filer ☐                                                      Smaller reporting company ☑

CALCULATION  OF REGISTRATION  FEE
Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share	2,250,000(1) shares associated with June 2012 Plan amendment
Common Stock, $0.01 par value per share	1,000,000(1) shares associated with June 2010 Plan amendment
Total Common Stock, $0.01 par value per share	3,250,000(1) shares	$2.81(2)	$9,132,500(2)	$1,047(2)

(1)
This Registration Statement covers, in addition to the number of shares of Celsion Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Celsion Corporation 2007 Stock Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 6, 2012, as quoted on the Nasdaq Capital Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

           This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

__________________________

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)
The Company’s Registration Statement on Form S-8, filed with the Commission on August 24, 2007, as amended by the Post-Effective Amendment to Form S-8 filed with the Commission on June 13, 2011 (each, Commission File No. 333-145680);

(b)
The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011, filed with the Commission on March 15, 2012, as amended on Form 10-K/A, filed with the Commission on March 15, 2012 (each, Commission File No. 001-15911);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2012, filed with the Commission on May 15, 2012 (Commission File No. 001-15911);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on May 10, 2012, June 7, 2012 and June 28, 2012 (each, Commission File No. 001-15911); and

(e)
The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on May 26, 2000, as amended by a Form 8-A/A dated February 7, 2008 (each, Commission File No. 001-15911), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 8, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on August 13, 2012.

CELSION CORPORATION

By:	/s/ Michael H. Tardugno
Michael H. Tardugno
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael H. Tardugno and Gregory Weaver, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
s/ Michael H. Tardugno	President, Chief Executive	August 13, 2012
Michael H. Tardugno	Officer and Director (Principal Executive Officer)

/s/ Gregory Weaver	Senior Vice President and	August 13, 2012
Gregory Weaver	Chief Financial Officer (Principal Financial Officer)

/s/ Timothy J. Tumminello	Controller and Chief	August 13, 2012
Timothy J. Tumminello	Accounting Officer (Principal
Accounting Officer)

Signature	Title	Date
/s/ Max E. Link	Chairman of the Board,	August 13, 2012
Max E. Link	Director

/s/ Augustine Chow	Director	August 13, 2012
Augustine Chow

/s/ Frederick J. Fritz	Director	August 13, 2012
Frederick J. Fritz

/s/ Robert W. Hooper	Director	August 13, 2012
Robert W. Hooper

/s/ Alberto R. Martinez	Director	August 13, 2012
Alberto R. Martinez

EXHIBIT INDEX

Exhibit
Number                  Description of Exhibit

4.
Celsion Corporation 2007 Stock Incentive Plan.  (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 7, 2012 (Commission File No. 001-15911) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of Stegman & Company (consent of independent auditors).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).